UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

OneSpaWorld Holdings Limited

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	001-38843	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Harry B. Sands, Lobosky Management Co. Ltd.

Office Number 2

Pineapple Business Park

Airport Industrial Park

P.O. Box N-624

Nassau, Island of New Providence, Commonwealth of The Bahamas

(Address of principal executive offices)

N/A

(Zip Code)

(242) 322-2670

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value (U.S.) $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

OneSpaWorld’s Board of Directors (the “Board”) appointed Susan Bonner as its Chief Commercial Officer, effective as of October 13, 2020. Ms. Bonner, age 55, has over 20 years of experience in the cruise line sector and is a seasoned executive with a proven track record and significant background in strategy, revenue management, operations management, sales, and marketing. In her most recent role as Managing Director and Vice President, APAC Region for Celebrity Cruises, a subsidiary of Royal Caribbean International, which she began in January 2020, Ms. Bonner developed strategic plans, executed operational initiatives, and established critical partnerships, among other responsibilities. Previously, she served in global leadership roles at Royal Caribbean International and its five brands, including Managing Director and Vice President, Australia and New Zealand from June 2018 to October 2020 and Vice President, Revenue Management and Onboard Revenue for Celebrity Cruises from January 2015 to June 2018. Prior to her time with Royal Caribbean, she served with Norwegian Cruise Line, Seabourn Cruise Line and KPMG Consulting.

Ms. Bonner has no familial relationships with any director or other executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K at this time, except that she is expected to enter into an indemnity agreement with the Company that will provide for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Ms. Bonner entered into an employment agreement with the Company on October 13, 2020 (“Employment Agreement”), which generally provides that Ms. Bonner will serve as the Chief Commercial Officer of the Company for an initial term ending on December 31, 2021, subject to automatic annual renewals unless either party provides written notice to the other party of its termination at least ninety days prior to the end of the applicable term, provided that the Company cannot provide a notice of non-renewal during the twenty-four month period following a “change in control” (as defined in the Employment Agreement). Pursuant to the Employment Agreement, Ms. Bonner is generally (i) entitled to an annual base salary equal to $385,000, (ii) eligible to receive an annual bonus ranging between 75% and $150% of her base salary (based on achievement of the applicable performance goals and criteria approved annually by the Compensation Committee), subject to Ms. Bonner’s continued employment through the date of payment, and (iii) eligible to participate in employee benefit plans and receive an annual auto allowance equal ten thousand dollars as well as temporary corporate housing until Ms. Bonner relocates and reimbursement of certain relocation-based expenses.

In the event that Ms. Bonner’s employment is terminated either by the Company without “cause” (not including a Company notice of non-renewal) or by Ms. Bonner for “good reason” (each as defined in the Employment Agreement), subject to her execution and non-revocation of a general release of claims and continued compliance her restrictive covenant obligations, Ms. Bonner would generally be entitled to receive (i) continued payments of her then-current base salary for a period of twelve months following her termination date, (ii) any earned but unpaid annual bonus from the year prior to the termination date, (iii) a pro-rata target annual bonus for the year of termination, and (iv) and a lump sum amount equal to cost of eighteen months of premiums for COBRA continuation coverage for executive and her eligible dependents. Ms. Bonner is subject to certain restrictive covenants pursuant to her Employment Agreement, including confidentiality, nondisparagement and employment term and twelve month post-employment noncompete and nonsolicitation.

On October 13, 2020, Ms. Bonner was granted (a) 132,626 restricted stock units (“RSUs”) with a grant date fair value equal to approximately $1 million that will time vest in three equal annual installments on each of the first three anniversaries of the grant date, and (b) 83,333 performance stock units (“PSUs”) that performance vest upon the achievement of certain stock price hurdle objectives over the six year period following the grant date, in each case, subject to Ms. Bonner’s continued employment through the applicable vesting date, provided that her equity awards will accelerate and vest (or, in certain circumstances for the performance stock units, remain eligible to vest) upon the occurrence of certain events as set forth in the award agreements. The RSUs and PSUs were granted outside of the Company’s 2019 Equity Incentive Plan in accordance with NASDAQ Listing Rule 5635(c)(4).

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Employment Agreement, which is filed herewith as exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Ms. Bonner’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated October 13, 2020, between OneSpaWorld Holdings Limited and Susan Bonner.

99.1	Press Release of OneSpaWorld Holdings Limited, dated October 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2020	OneSpaWorld Holdings Limited

	By:	/s/ Stephen B. Lazarus
Stephen B. Lazarus
Chief Operating Officer and Chief Financial Officer

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